UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     May 15, 2014

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, West Marine, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 500 Westridge Drive, Watsonville, California 95076.  The number of shares of the Company’s common stock entitled to vote at the Annual Meeting was 24,364,884, of which 23,497,945 shares were present in person or represented by valid proxy at the meeting.

The stockholders voted on three proposals as described in the Company’s definitive proxy statement dated April 4, 2014.  The final voting results for each item presented at the Annual Meeting are set forth below.

Proposal 1:	Election of Director Nominees

DIRECTORS	FOR	AGAINST	BROKER NON-VOTES
Randolph K. Repass	20,756,102	235,218	2,505,975
Matthew L. Hyde	20,971,249	20,061	2,505,975
Dennis F. Madsen	20,971,351	19,613	2,505,975
James F. Nordstrom, Jr.	20,967,509	23,743	2,505,975
Robert D. Olsen	18,352,819	2,638,245	2,505,975
Barbara L. Rambo	18,351,930	2,639,392	2,505,975
Alice M. Richter	18,352,931	2,638,391	2,505,975
Christiana Shi	18,350,442	2,640,880	2,505,975

Proposal 2:	Ratification of Selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending January 3, 2015

FOR	AGAINST	ABSTAINED
23,488,457	8,423	1,065

Proposal 3:	Approval, on an advisory basis, the compensation of the Company’s named executive officers

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
20,659,464	194,321	138,185	2,505,975

Based on the above voting results, all director nominees were duly elected and the other two proposals passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Marine, Inc.

Date: May 19, 2014	By:	/s/ Pamela J. Fields
Pamela J. Fields, Secretary